                                                                    EXHIBIT 4.7



                              CERTIFICATE OF TRUST
                                       OF
                            METLIFE CAPITAL TRUST III


                  THIS CERTIFICATE OF TRUST of MetLife Capital Trust III (the "Trust"), dated as of May 17, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

                  1. Name. The name of the business trust being formed hereby is MetLife Capital Trust III.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:

                              Bank One Delaware, Inc.
                              Three Christina Center
                              201 North Walnut Street
                  Wilmington, New Castle County, Delaware 19801

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.



                                           BANK ONE TRUST COMPANY, N.A.,
                                                   as Property Trustee

                                           By:  /s/ Sandra L. Caruba
                                                ______________________________
                                                 Name: Sandra L. Caruba
                                                 Title: Vice President



                                           BANK ONE DELAWARE, INC.,
                                                   as Delaware Trustee

                                           By:   /s/ Sandra L. Caruba
                                                 ______________________________
                                                 Name: Sandra L. Caruba
                                                 Title: Vice President

                                           Leland C. Launer, Jr.,
                                                 as Administrative Trustee

                                           By:   /s/ Leland C. Launer, Jr.
                                                 ______________________________
                                                     Leland C. Launer, Jr.

                                           Ronald D. Nirenberg, Jr.,
                                                 as Administrative Trustee

                                           By:    /s/ Ronald D. Nirenberg, Jr.
                                                 ______________________________
                                                      Ronald D. Nirenberg, Jr.

                                           William H. Nugent,
                                                 as Administrative Trustee

                                           By:    /s/ William H. Nugent
                                                 ______________________________
                                                      William H. Nugent

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